Exhibit 10.10

FIRST AMENDMENT TO AEGION CORPORATION
SENIOR MANAGEMENT VOLUNTARY DEFERRED COMPENSATION PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2008)

WHEREAS, Insituform Technologies, Inc. (n/k/a Aegion Corporation) maintains a nonqualified deferred compensation plan known as the Insituform Technologies, Inc. Senior Management Voluntary Deferred Compensation Plan (Amended and Restated as of January 1, 2008) (“Plan”); and

WHEREAS, Insituform Technologies, Inc. (n/k/a Aegion Corporation) reserved to itself the right to amend the Plan pursuant to Section 8.1 thereof; and

WHEREAS, Insituform Technologies, Inc. has changed its name to Aegion Corporation; and

WHEREAS, Aegion Corporation deems it necessary and desirable to amend the Plan to reflect the corporate name change.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	By changing the name of the Plan and all references thereto to “Aegion Corporation Senior Management Voluntary Deferred Compensation Plan (Amended and Restated as of January 1, 2008)”

2.	By changing all references to “Insituform Technologies, Inc.” wherever they may appear in the Plan to “Aegion Corporation.”

This amendment shall be known as the First Amendment to the Aegion Corporation Senior Management Voluntary Deferred Compensation Plan (Amended and Restated as of January 1, 2008) (“First Amendment”) and shall be effective as of October 26, 2011.

IN WITNESS WHEREOF, Aegion Corporation has caused this First Amendment to be executed this 15th day of November, 2011.

Aegion Corporation

By:	/s/ David F. Morris
Title:	SVP, CAO, General Counsel
and Secretary